SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 11, 2005

Biofarm, Inc
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

0-20317	88-0270266
COMMISSION FILE NUMBER	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

1255 Battery Street, Suite 200, San Francisco, California	94111
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

ISSUER’S TELEPHONE NUMBER: (415) 288-3333

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 1.01 Entry into a Material Definitive Agreement.

On April 11, 2005, Registrant borrowed $200,000 from Friendlyway AG, a German corporation, and executed and delivered an Unsecured Promissory Note (the “April 11 Note”) in that principal amount to Friendlyway AG. Friendlyway AG beneficially owns approximately 30.2% of Registrant’s outstanding common stock and was one of the selling stockholders of the shares of friendlyway, Inc. to Registrant in the share exchange transaction that closed on December 10, 2004 and is described in Registrant’s Annual Report Form 10-KSB for the year ended October 31, 2004.

The April 11 Note bears interest at the compounded interest rate of 6 percent per annum, is payable in equal quarterly installments of principal and accrued interest beginning on the last day of the first calendar quarter immediately following April 11, 2006 and on the last day of each calendar quarter thereafter, with the final payment due on or before March 31, 2008.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangements of a Registrant.

On April 11, 2005, Registrant became obligated on a direct financial obligation pursuant to the April 11 Note. The amount of the obligation, including the terms of payment and other material terms of the obligations, are described above under Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On April 18, 2005, Registrant entered into a Stock Purchase Agreement with Dr. Michael Urban (the “Agreement”), pursuant to which Registrant issued 450,000 shares (the “Shares”) of its Common Stock, par value $0.001, for a purchase price of $0.23 per share (“Purchase Price”) and received gross proceeds of $103,500. The Agreement provides that in the event Registrant sells for cash consideration any shares of its Common Stock after April 18, 2005 and before March 31, 2006 for a purchase price (“New Purchase Price”) of less than the Purchase Price, then Registrant will issue to Dr. Urban (for no additional consideration) that number of additional shares of Common Stock of Registrant equal to the result of subtracting the number of Shares from the result of: (a) the quotient of (i) the New Purchase Price divided by (ii) the Purchase Price, multiplied by (b) the number of Shares.

The issuance of the Shares was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder. Dr. Urban is an accredited investor under the Securities Act and the securities were sold without any general solicitation by Registrant or its representatives.

Item 5.03. Amendment to Articles of Incorporation or Bylaws, Changes in Fiscal Year.

On April 19, 2005, Registrant filed an amendment to its Articles of Incorporation to: (a) change in the name of Registrant from Biofarm, Inc. to friendlyway Corporation and (b) the increase in the total number of authorized shares of common stock, par value $0.001 per share, from 25,000,000 shares to 100,000,000 shares. The amendment to its Articles of Incorporation was approved by Registrant’s Board of Directors and the holders of the majority of the outstanding shares of stock in written consents effective as of March 9, 2005 as described in Registrant’s Information Statement, Schedule 14-C, dated March 21, 2005.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 20, 2005
BIOFARM, INC.

/s/ Alexander von Welczeck

Alexander von Welczeck President/Chief Executive Officer